EXHIBIT D-13




                             SUB-ADVISORY AGREEMENT

          SUB-ADVISORY AGREEMENT (the "Agreement") made as of this 7th day of January, 2014 by and between Callan Associates Inc., a California corporation with its principal place of business at 600 Montgomery Street, Suite 800, San Francisco, California 94111-2710 (the "Adviser"), and T. Rowe Price Associates, Inc., a corporation with its principal place of business at 100 East Pratt Street, Baltimore, Maryland 21202 (the "Sub-Adviser").

                              W I T N E S S E T H

          WHEREAS, pursuant to authority granted to the Adviser by the Board of Trustees (the "Board") of THE KP FUNDS (the "Trust") on behalf of the series set forth on Schedule A to this Agreement (the "Fund") and pursuant to the provisions of the Investment Advisory Agreement dated as of December 18, 2013 between the Adviser and the Fund (the "Management Agreement"), the Adviser has selected the Sub-Adviser to act as sub-investment adviser of the Fund and to provide certain related services, as more fully set forth below, and to perform such services under the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Adviser and the Sub-Adviser do hereby agree as follows:

1.   APPOINTMENT.

          (A) APPOINTMENT. Adviser hereby retains the Sub-Adviser to act as investment adviser for and to manage the sub-adviser assets ("Assets") defined below for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

          (B) ADDITIONAL FUNDS. In the event the Adviser designates one or more funds other than the Fund with respect to which the Adviser wishes to retain the Sub-Adviser to render investment advisory services hereunder, it shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall notify the Adviser in writing, whereupon such fund shall become a Fund hereunder, and be subject to this Agreement, all subject to the approval of the Board of Trustees.

2.   THE SUB-ADVISER'S  SERVICES.

          (a) DISCRETIONARY INVESTMENT MANAGEMENT SERVICES. The Sub-Adviser shall act as sub-investment adviser with respect to the Fund. In such capacity, the Sub-Adviser shall, subject to the supervision of the Adviser and the Board, regularly provide the Fund with investment research, advice and supervision and shall furnish continuously an



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     investment program for such Fund assets as may be allocated by the Adviser to the Sub-Adviser, consistent with the investment objectives and policies of the Fund and any investment guidelines established and modified from time to time by the Adviser and communicated in writing to the Sub-Adviser. The Sub-Adviser shall determine, from time to time, what investments shall be purchased for the Fund and what securities shall be held or sold by the Fund, subject always to the provisions of the Trust's Agreement and Declaration of Trust, By-Laws and its registration statement on Form N-1A (the "Registration Statement") under the Investment Company Act of 1940, as amended (the "1940 Act"), and under the Securities Act of 1933, as amended (the "1933 Act"), covering Fund shares, as filed with the Securities and Exchange Commission (the "Commission"), and to the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect, and to any investment guidelines established by the Adviser as referred to above. To carry out such obligations, the Sub-Adviser shall without prior consultation with the Adviser exercise full discretion and act for the Fund in the same manner and with the same force and effect as the Fund itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other such things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. Notwithstanding the foregoing, the Sub-Adviser shall, upon written instructions from the Adviser, effect such portfolio transactions for the Fund as the Adviser may from time to time direct; provided however, that the Sub-Adviser shall not be responsible for any such portfolio transactions effected upon written instructions from the Adviser. No reference in this Agreement to the Sub-Adviser having full discretionary authority over the Fund's investments shall in any way limit the right of the Adviser, in its sole discretion, to establish or revise policies in connection with the management of the Fund's assets or to otherwise exercise its right to control the overall management of the Fund's assets.

          (b) COMPLIANCE. The Sub-Adviser agrees to comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), Commodity Exchange Act, only with respect to the language in section 16(e)(i) of this Agreement, and the respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder and to the conduct of its business as a registered investment adviser. The Sub-Adviser also agrees to comply with the objectives, policies and restrictions set forth in the Registration Statement, as amended or supplemented, of the Fund, and with any policies, guidelines, instructions and applicable procedures approved by the Board or the Adviser and provided to the Sub-Adviser. In selecting the Fund's portfolio securities and performing the Sub-Adviser's obligations hereunder, the Sub-Adviser shall cause the Fund to comply with the diversification requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company to the extent described in the Subadviser's Subadvisory Services Document. The Sub-Adviser shall maintain compliance procedures that it reasonably believes are adequate to ensure the compliance with the foregoing.



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          (c) Foreign Currency Transactions. The Sub-Adviser is not required to execute foreign currency trades through the custodian but may, in its sole discretion and in accordance with its fiduciary duty, select the custodian or counterparties for the execution of foreign currency transactions.

          (d) PROXY VOTING. Pursuant to Board authority, the Adviser has the authority to determine how proxies with respect to securities that are held by the Fund shall be voted, and the Adviser may delegate the authority and responsibility to vote proxies for the Fund's securities to the Sub-Adviser. So long as proxy voting authority for the Fund has been delegated to the Sub-Adviser, the Adviser shall provide such assistance to the Sub-Adviser with respect to the voting of proxies for the Fund as the Sub-Adviser may from time to time reasonably request, and the Adviser shall promptly forward to the Sub-Adviser any information or documents necessary for the Sub-Adviser to exercise its proxy voting responsibilities. The Sub-Adviser shall carry out such responsibility in accordance with Sub-Adviser's proxy voting policies and procedures any instructions that the Board or the Adviser shall provide from time to time, and at all times in a manner consistent with Rule 206(4)-6 under the Advisers Act and its fiduciary responsibilities to the Trust. The Sub-Adviser shall provide the Adviser with a copy of its written proxy voting policies and procedures and as such may be amended from time to time. The Sub-Adviser shall provide periodic reports and keep such records relating to proxy voting as the Adviser and the Board may reasonably request or as may be necessary for the Fund to comply with the 1940 Act and other applicable law. Any such delegation of proxy voting responsibility to the Sub-Adviser may be revoked or modified by the Board or the Adviser at any time.

     Unless and until otherwise directed by the Adviser or the Board the Sub-Adviser shall be responsible for voting the Fund's proxies and exercising all other applicable rights of the Fund as a security holder in connection with corporate actions or other transactions relating to the Fund's portfolio holdings. The Sub-Adviser is authorized to instruct the Fund's custodian and/or broker(s) to forward promptly to the Sub-Adviser or designated service provider copies of all proxies and shareholder communications relating to securities held in the portfolio of a Fund (other than materials relating to legal proceedings against the Fund). The Sub-Adviser may also instruct the Fund's custodian and/or broker(s) to provide reports of holdings in the portfolio of the Fund. The Sub-Adviser has the authority to engage a service provider to assist with administrative functions related to voting Fund proxies. The Trust shall direct the Fund's custodian and/or broker(s) to provide any assistance requested by the Sub-Adviser in facilitating the use of a service provider. In no event shall the Sub-Adviser have any responsibility to vote proxies that are not received on a timely basis. The Trust acknowledges that the Sub-Adviser, consistent with the Sub-Adviser's written proxy voting policies and procedures, may refrain from voting a proxy if, in the Sub-Adviser's discretion, refraining from voting would be in the best interests of the Fund and its shareholders.


          (e) RECORDKEEPING. The Sub-Adviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Fund, except as otherwise provided herein or as may be necessary for the Sub-Adviser to supply to the


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     Adviser, the Trust or its Board the information required to be supplied under this Agreement.

          The Sub-Adviser shall maintain separate books and detailed records of all matters pertaining to the Fund's assets advised by the Sub-Adviser required by Rule 31a-1 under the 1940 Act (other than those records being maintained by the Adviser, or any administrator custodian or transfer agent appointed by the Fund) relating to its responsibilities provided hereunder with respect to the Fund, and shall preserve such records for the periods and in a manner prescribed therefore by Rule 31a-2 under the 1940 Act (the "Fund Books and Records"). The Fund Books and Records shall be available to the Adviser and the Board at any time upon request, shall be delivered to the Trust, in a form agreed upon by the Adviser and the Sub-Adviser, which may include an electronic format, upon the termination of this Agreement and shall be available without delay during any day the Sub-Adviser is open for business upon the Fund's or the Adviser's reasonable request.

          (f) HOLDINGS INFORMATION AND PRICING. The Sub-Adviser shall provide regular reports regarding the Fund's holdings, and may, on its own initiative, furnish the Adviser, the Trust and its Board from time to time with whatever information the Sub-Adviser believes is appropriate for this purpose. The Sub-Adviser agrees to notify the Adviser and the Board promptly if the Sub-Adviser reasonably believes that the value of any security held by a Fund may not reflect fair value. The Sub-Adviser agrees to provide upon request any pricing information of which the Sub-Adviser is aware to the Adviser, Trust, its Board and/or any Fund pricing agent to assist in the determination of the fair value of any Fund holdings for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Fund valuation procedures for the purpose of calculating the Trust's net asset value in accordance with procedures and methods established by the Board.

          (g) COOPERATION WITH AGENTS OF THE ADVISER AND THE TRUST. The Sub-Adviser agrees to cooperate with and provide reasonable assistance to the Adviser, the Trust and any Trust custodian or foreign sub-custodians, any Trust pricing agents and all other agents and representatives of the Adviser and the Trust with respect to such information regarding the Fund as such entities may reasonably request from time to time in the performance of their obligations, provide prompt responses to reasonable requests made by such persons and establish appropriate interfaces with each so as to promote the efficient exchange of information and compliance with applicable laws and regulations. The Sub-Adviser shall make its officers and employees available to the Adviser from time to time to review any current or proposed investment guidelines for the Fund and to consult with the Adviser with respect to the Fund's investment matters.

          (h) CONSULTATION WITH OTHER SUB-ADVISERS. In performance of its duties and obligations under this Agreement, the Sub-Adviser shall not consult with any other sub-adviser to the Fund or a sub-adviser to a portfolio that is under common control with the Fund concerning transactions for the Fund, except as permitted by the policies and


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     procedures of the Fund. The Sub-Adviser shall not provide investment advice to any assets of the Fund other than the assets managed by the Sub-Adviser.

          (i) Pay to Play. The Adviser represents that Shares of the Fund are currently offered as underlying investments of asset allocation portfolios (collectively, "Current Investors"). The Adviser agrees that should the Fund be offered in the future to investors other than the Current Investors, the Adviser shall provide the Sub-Adviser, in a manner and with such frequency as is mutually agreed upon by the parties, with a list of
     (i) each "government entity" (as defined by Rule 206(4)-5 under the Investment Advisers Act of 1940, as amended ("Advisers Act")), invested in the Fund where the account of such government entity can reasonably be identified as being held in the name of or for the benefit of such government entity on the records of the Fund; and (ii) each government entity that sponsors or establishes a 529 Plan and has selected the Fund as an option to be offered by such 529 Plan.

          (j) Initial Public Offering (IPO). Sub-Adviser maintains procedures which allow for the Assets to participate as a buyer in underwritten public offerings in which entities affiliated with Sub-Adviser are selling shares. Additionally, Sub-Adviser maintains procedures which allow for the Assets to participate as a seller shareholder in underwritten public offerings in which entities affiliated with Sub-Adviser are buying shares. Sub-Adviser agrees to provide copies of any amendments to such procedures as soon as practicable after such procedures have been amended. Sub-Adviser will report to Adviser quarterly all purchases and sales that were effected pursuant to such procedure during the preceding quarter.

     3. CODE OF ETHICS. The Sub-Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it has provided to the Adviser and the Trust. The Sub-Adviser shall ensure that its Access Persons (as defined in the Sub-Adviser's Code of Ethics) comply in all material respects with the Sub-Adviser's Code of Ethics, as in effect from time to time. Upon request, the Sub-Adviser shall provide the Trust with (i) a copy of the Sub-Adviser's current Code of Ethics, as in effect from time to time, and (ii) a certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Sub-Adviser's Code of Ethics. Annually, the Sub-Adviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Sub-Adviser's Code of Ethics to the Adviser and the Trust's Board. The Sub-Adviser shall respond to reasonable requests for information from the Adviser and the Trust as to violations of the Code by Access Persons and the sanctions imposed by the Sub-Adviser. The Sub-Adviser shall notify the Adviser and the Trust as soon as reasonably practicable of any material violation of the Code, whether or not such violation relates to a security held by any Fund.

     4. INFORMATION AND REPORTING. The Sub-Adviser shall provide the Adviser, the Trust, and their respective officers with such periodic reports concerning the obligations



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the Sub-Adviser has assumed under this Agreement as the Adviser and the Trust may from time to time reasonably request. Notwithstanding the foregoing statement, the Sub-Adviser and the Adviser acknowledge that the Sub-Adviser is not the compliance agent for the Fund, and does not have access to all of the Fund's books and records. To the extent that the Sub-Adviser has agreed to perform the services specified in this Agreement in accordance with applicable law including the Code, the 1940 Act and the Advisers Act ("Applicable Law")) and in accordance with the Trust Documents, policies and determination of the Board of the Trust and the Advisers and the Trust's Prospectus, the Sub-Adviser shall perform such services based upon its books and records with respect to the Assets based upon information in its possession, which comprise a portion of the Fund's books and records, and upon written instructions received from the Fund, Adviser or the Fund's administrator, and shall not be held responsible under this Agreement so long as it performs such services in accordance with this Agreement, the Prospectus and Applicable Law based upon such books and records and such instructions provided by the Trust, Adviser or the Trust's administrator. The Sub-Adviser shall be afforded a reasonable amount of time to implement any such instructions.

          (a) NOTIFICATION OF BREACH OR SIGNIFICANT CHANGES / COMPLIANCE REPORTS. The Sub-Adviser shall notify the Trust's Chief Compliance Officer and Adviser as soon as reasonably practicable upon detection of (i) any material failure to manage any Fund in accordance with its investment objectives and policies or any applicable law; or (ii) any material breach of any of the Fund's or the Adviser's policies, guidelines or procedures that directly relate to the management of the Fund or the subadvisory services that the Sub-Adviser provides to the Fund. To the best of its knowledge, the Sub-Advisor shall provide the Advisor information of a material breach of firm-wide compliance policies on a quarterly basis. The Sub-Adviser shall notify the Adviser as soon as practicable of (i) any significant changes in its investment strategy, asset allocation or other matters affecting its management of the Fund's assets; or (ii) any changes to the senior investment management personnel primarily responsible for the investment or servicing of the Fund's assets which include portfolio managers and relationship managers. In addition, the Sub-Adviser shall provide a quarterly report regarding the Fund's compliance with its investment objectives and policies, applicable law, including, but not limited to the 1940 Act and Subchapter M of the Code, and the Fund's and the Adviser's policies, guidelines or procedures as applicable to the Sub-Adviser's obligations under this Agreement. The Sub-Adviser acknowledges and agrees that the Adviser may, in its discretion, provide such quarterly compliance certifications to the Board. The Sub-Adviser agrees to correct any such failure promptly and to take any action that the Board and/or the Adviser may reasonably request in connection with any such breach as such may be agreed upon among all the parties including the Sub-Adviser. Upon request, the Sub-Adviser shall also provide the officers of the Trust with supporting certifications in connection with such certifications of Fund financial statements and disclosure controls pursuant to the Sarbanes-Oxley Act. The Sub-Adviser will promptly notify the Trust in the event (i) the Sub-Adviser is served or otherwise receives notice of any action, suit,



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     proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Fund (excluding class action suits in which a Fund is a member of the plaintiff class by reason of the Fund's ownership of shares in the defendant) or the compliance by the Sub-Adviser with the federal or state securities laws to the extent that the action would materially adversely impact the Sub-Advisor's ability to service the Fund or (ii) an actual change in control of the Sub-Adviser resulting in an "assignment" (as defined in the 1940 Act) has occurred or is otherwise proposed to occur.

          (b) INSPECTION. Upon reasonable request, the Sub-Adviser agrees to make its records and premises (including the availability of the Sub-Adviser's employees for interviews) to the extent that they relate to the conduct of services provided to the Fund or the Sub-Adviser's conduct of its business as an investment adviser, reasonably available for compliance audits by the Adviser or the Trust's officers, employees, accountants or counsel; in this regard, the Trust and the Adviser acknowledge that the Sub-Adviser shall have no obligation to make available proprietary information unrelated to the services provided to the Fund or any information related to other clients of the Sub-Adviser. Should it be necessary for the Adviser to confirm the absence or existence of any conflict of interest or the compliance with any law, rule or regulation in the management of the Fund or the ability of the Sub-Adviser to provide sub advisory services to the Fund, to the extent that such inquiry involves proprietary information relating to other clients of the Sub-Adviser, the Sub-Adviser agrees to work with the Adviser to provide such information, absent any proprietary information on any client, to reasonably enable the Adviser to confirm the absence or existence of the foregoing.

          (c) BOARD AND FILINGS INFORMATION. The Sub-Adviser will also provide the Adviser and Trust with any information reasonably requested regarding its management of the Fund required for any meeting of the Board, or for any shareholder report, Form N-CSR, Form N-Q, Form N-PX, Form N-SAR, amended registration statement, proxy statement, or prospectus supplement to be filed by the Trust with the Commission. The Sub-Adviser will make its officers and employees available to meet with the Board from time to time on due notice to review its investment management services to the Fund in light of current and prospective economic and market conditions and shall furnish to the Board such information as may reasonably be necessary in order for the Board to evaluate this Agreement or any proposed amendments thereto.

          (d) TRANSACTION INFORMATION. The Sub-Adviser shall furnish to the Adviser and the Trust such information concerning portfolio transactions as may be necessary to enable the Adviser, Trust or their designated agents to perform such compliance testing on the Fund and the Sub-Adviser's services as the Adviser and the Trust may, in their sole discretion, determine to be appropriate. The provision of such information by the Sub-Adviser to the Adviser, Trust or their designated agents in no way relieves the Sub-Adviser of its own responsibilities under this Agreement.





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5.   BROKERAGE.

          (a) PRINCIPAL TRANSACTIONS. In connection with purchases or sales of securities for the account of a Fund, neither the Sub-Adviser nor any of its directors, officers or employees will act as a principal or agent or receive any commission except as permitted by the 1940 Act.

          (b) PLACEMENT OF ORDERS. The Sub-Adviser shall arrange for the placing of all orders for the purchase and sale of securities for a Fund's account with brokers or dealers selected by the Sub-Adviser. In the selection of such brokers or dealers and the placing of such orders, subject to the other provisions of this paragraph, the Sub-Adviser is directed at all times to seek for a Fund the best execution available under the circumstances, taking into account factors such as price, commissions, size of order and type of transaction, difficulty of execution, reliability, integrity, general execution and operating capabilities of competing broker dealers; their experience in particular markets; and brokerage and research services provided by them. It is expected that the Sub-Adviser will seek competitive commission rates generally although it is understood that the Sub-Adviser will not necessarily pay the lowest commission available on each transaction. It is also understood that it may be desirable for the Fund that the Sub-Adviser have access to brokerage and research services provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers, consistent with section 28(e) of the 1934 Act and any Commission staff interpretations thereof. Therefore, the Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such brokers if the Sub-Adviser determines, in good faith, that such amount of commissions is reasonable in relation to the value of such brokerage or research services provided in terms of a particular Fund transaction or the Sub-Adviser's overall responsibilities to the Fund and its other clients, and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long-term. This practice is subject to review by the Adviser and the Board from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Sub-Adviser in connection with its or its affiliates' services to other clients.

          (c) The Sub-Adviser also is hereby authorized to instruct the Fund custodian with respect to any collateral management activities in connection with any derivatives transactions. The Adviser agrees to provide the Sub-Adviser with tax information, governing documents, legal opinions and other information or documentation concerning the Funds necessary to allow the Sub-Adviser to trade any financial instrument under any trading agreements executed by the Adviser.

          (d) AGGREGATED TRANSACTIONS. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of the Sub-Adviser, the Sub-Adviser may, but is not required, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased. In such event, the Sub-Adviser will allocate securities or futures contracts so purchased


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     or sold, as well as the expenses incurred in the transaction, in the manner the Sub-Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to a Fund and to such other clients under the circumstances.

          (e) AFFILIATED BROKERS. The Sub-Adviser or any of its affiliates may act as broker in connection with the purchase or sale of securities or other investments for a Fund, subject to: (a) the requirement that the Sub-Adviser seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in a Fund's current Registration Statement; (b) the provisions of the 1940 Act; (c) the provisions of the Advisers Act; (d) the provisions of the 1934 Act; and (e) other provisions of applicable law. These brokerage services are not within the scope of the duties of the Sub-Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Board, the Sub-Adviser or its affiliates may receive brokerage commissions, fees or other remuneration from a Fund for these services in addition to the Sub-Adviser's fees for services under this Agreement.

     6. CUSTODY. Sub-Adviser shall have no responsibility with respect to maintaining custody of the Fund's assets. Nothing in this Agreement shall permit the Sub-Adviser to take or receive physical possession of cash, securities or other investments of a Fund. The Fund and/or the Adviser, as applicable, will execute custodial and other agreements as may be necessary to open an account with futures clearing brokers and, if necessary, International Swaps and Derivatives Association, Inc. ("ISDA") agreements with an over-the-counter foreign currency forward prime broker.

     7. ALLOCATION OF CHARGES AND EXPENSES. The Sub-Adviser will bear its own costs of providing services hereunder. Other than as herein specifically indicated, the Sub-Adviser shall not be responsible for a Fund's or the Adviser's expenses, including brokerage and other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments.

     8. REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (a) PROPERLY REGISTERED. The Sub-Adviser is registered as an investment adviser under the Advisers Act, and will remain so registered for the duration of this Agreement. The Sub-Adviser is not prohibited by the Advisers Act or the 1940 Act from performing the services contemplated by this Agreement, and to the best knowledge of the Sub-Adviser, there is no proceeding or investigation that is reasonably likely to result in the Sub-Adviser being prohibited from performing the services contemplated by this Agreement. The Sub-Adviser agrees to promptly notify the Trust of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser to an investment company. The Sub-Adviser is in compliance in all material respects with all applicable federal and state law in connection with its investment management operations.



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          (b) ADV DISCLOSURE. The Sub-Adviser has provided the Trust with a copy of Part I of its Form ADV as most recently filed with the Commission and its Part II as most recently updated and will, promptly after filing any amendment to its Form ADV with the Commission or updating its Part II, furnish a copy of such amendments or updates to the Trust. The information contained in the Sub-Adviser's Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          (c) FUND DISCLOSURE DOCUMENTS. The Sub-Adviser has reviewed and will in the future review the applicable portions of, the Registration Statement, summary prospectus, prospectus, statement of additional information, schedule of investments in the periodic reports to shareholders, and other reports and schedules to be mutually agreed uopn by the Adviser and Sub- Adviser, filed with the Commission (including any amendment, supplement or sticker to any of the foregoing) and advertising and sales material relating to the Fund (collectively the "Disclosure Documents") and represents and warrants that such Disclosure Documents contain or will contain no untrue statement of any material fact and do not and will not omit any statement of material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) DOCUMENT DELIVERY. Adviser will furnish, to Sub-Adviser copies of each of the following prior to the commencement of the Sub-Adviser's services:


               (i) Resolutions of the Board of Trustees authorizing the appointment of Sub-Adviser and approving this Agreement;

               (ii) The Trust's Notification and Registration on form N-8A under the 1940 Act as filed with Securities and Exchange Commission (the "SEC");

              (iii) The Trust's Registration Statement on Form N-1A under the
                    Securities Act of 1933, as amended and under the 1940 Act as filed with the SEC currently in effect and all amendments thereto insofar as such Registration Statement and such amendments relate to the Fund;

               (iv) The Trust's Prospectus;

               (v) A list of first tier affiliates and second tier affiliates (i.e., affiliates of affiliates) of the Fund;

               (vi) A list of restricted securities for each Fund (including
                    CUSIP, Sedol or other appropriate security identification;
                    and

              (vii) Investment guidelines, if any, established by the Adviser.

     The Adviser also agrees to promptly update the above referenced items in order to ensure their accuracy, completeness and/or effectiveness.

          A. NOTIFICATIONS OF CHANGES. The Adviser agrees, on an ongoing basis, to notify the Sub-Adviser in writing of each change in the fundamental and non-fundamental investment policies and restrictions of the Portfolio or of any changes or modifications to any investment guidelines established by the Adviser, before such changes become effective, and to provide to the Sub-Adviser as promptly as practicable copies of all amendments and supplements to the Registration Statement before filing with the Securities and Exchange Commission ("SEC").

          B. SUPPLEMENTAL INFORMATION. During the terms of this Agreement, the Adviser will provide the Sub-Adviser for review, with copies, at its principal office, of all prospectus and proxy statements that include a reference to the Sub-Adviser or the Funds. The Adviser shall not use any such materials until the Sub-Adviser has reviewed, commented, and such comments have been addressed to its reasonable satisfaction within 7 business days. If requested by the Adviser, with respect to any such materials requiring urgent or expedited review, the Sub-Adviser agrees to work with the Adviser to provide such review within a timeframe of less than 7 business days.

          (e) USE OF NAMES. The Sub-Adviser has the right to use the names "KP" and "Callan" in connection with its services to the Trust and the Trust and the Adviser have the right to use the name "T. Rowe Price" in connection with the management and operation of a Fund. The Sub-Adviser is not aware of any threatened or existing actions, claims, litigation or proceedings that would adversely affect or prejudice the rights of the Sub-Adviser or the Trust to use the name "T. Rowe Price."

          During the term of this Agreement, the Adviser shall furnish to the Sub-Adviser all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Sub-Adviser's name and its services in any way, or its logo, at a reasonable time prior to the use thereof, and the Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing within 48 hours (or such other time as may be mutually agreed) after receipt thereof. Materials which have been previously approved or those that only refer to Sub-Adviser's name or logo are not subject to such prior approval provided the Adviser shall ensure that such materials are consistent with those which were previously approved by the Sub-Adviser as referenced in the preceding sentence.

          (f) INSURANCE. The Sub-Adviser maintains errors and omissions insurance coverage in an appropriate amount and shall provide written notice to the Trust of any material changes in its insurance policies or insurance coverage; or if any material claims will be made on its insurance policies that may affect its ability to provide sub-advisory services to the Trust.. Furthermore, The Sub-Adviser shall, upon reasonable request, provide the Trust with any information it may reasonably require concerning the amount of or scope of such insurance.

          (g) NO DETRIMENTAL AGREEMENT. The Sub-Adviser represents and warrants that it has no arrangement or understanding with any party, other than the Trust, that would influence the decision of the Sub-Adviser with respect to its selection of securities for a Fund, and that all selections shall be done in accordance with what is in the best interest of the Fund.

          (h) CONFLICTS. The Sub-Adviser shall act honestly, in good faith and in the best interests of the Trust including requiring any of its personnel with knowledge of Fund activities to place the interest of the Fund first, ahead of their own interests, in all personal trading scenarios that may involve a conflict of interest with the Fund, consistent with its fiduciary duties under applicable law.

          (i) REPRESENTATIONS. The representations and warranties in this
     Section 8 shall be deemed to be made on the date this Agreement is executed and at the time of delivery of the quarterly compliance report required by
     Section 4(a), whether or not specifically referenced in such report.

     9. SUB-ADVISER'S COMPENSATION. The Adviser shall cause the Fund to pay the Sub-Adviser, as compensation for the Sub-Adviser's services hereunder, a fee, determined as described in Schedule A that is attached hereto and made a part hereof. Such fee shall be computed daily and paid not less than monthly in arrears by the Fund.

          The Sub-Adviser will be compensated based on the portion of Fund assets allocated to the Sub-Adviser by the Adviser. The method for determining net assets of the Fund for purposes hereof shall be the same as the method for determining net assets for purposes of establishing the offering and redemption prices of Fund shares as described in the Fund's prospectus. In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

     10. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund, the Trust or the Adviser in any way or otherwise be deemed to be an agent of the Fund, the Trust or the Adviser. If any occasion should arise in which the Sub-Adviser gives any advice to its clients concerning the shares of a Fund, the Sub-Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Fund.

     11. ASSIGNMENT AND AMENDMENTS. This Agreement shall automatically terminate, without the payment of any penalty, (i) in the event of its assignment (as defined in section 2(a)(4) of the 1940 Act) or (ii) in the event of the termination of the Management Agreement; provided that such termination shall not relieve the Adviser or the Sub-Adviser of any liability incurred hereunder.

This Agreement may not be added to or changed orally and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

     12. DURATION AND TERMINATION.

This Agreement shall become effective as of the date executed and shall remain in full force and effect continually thereafter, subject to renewal as provided in Section 12(c) and unless terminated automatically as set forth in Section 11 hereof or until terminated as follows:

          (a) The Trust may cause this Agreement to terminate either (i) by vote of its Board or (ii) with respect to the Fund, upon the affirmative vote of a majority of the outstanding voting securities of the Fund; or

          (b) The Adviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Adviser; or

          (c) The Sub-Adviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Adviser; or

          (d) This Agreement shall automatically terminate two years from the date of its execution unless its renewal is specifically approved at least annually thereafter by (i) a majority vote of the Trustees, including a majority vote of such Trustees who are not interested persons of the Trust, the Adviser or the Sub-Adviser, at a meeting called for the purpose of voting on such approval; or (ii) the vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder as to the Fund in a manner consistent with the 1940 Act and the rules and regulations thereunder; and

          (e) Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

In the event of termination of this Agreement for any reason, the Sub-Adviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Fund and with respect to any of its assets, except as expressly directed by the Adviser or as otherwise required by any fiduciary duties of the Sub-Adviser under applicable law. In addition, the Sub-Adviser shall deliver the Fund's Books and Records to the Adviser by such means and in accordance with such schedule as agreed to by the Adviser and the Sub-Adviser, which may include electronic means, and shall otherwise cooperate, as reasonably directed by the Adviser, in the transition of portfolio asset management to any successor of the Sub-Adviser, including the Adviser.

     13. CERTAIN DEFINITIONS. FOR THE PURPOSES OF THIS AGREEMENT:

          (a) "Affirmative vote of a majority of the outstanding voting securities of the Fund" shall have the meaning as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the Commission staff.

          (b) "Interested persons" and "Assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the Commission staff.

     14. LIABILITY OF THE SUB-ADVISER.

          (a) The Sub-Adviser shall exercise reasonable care in rendering its services described in this Agreement. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Adviser in connection with the matters to which this Agreement relates, except a loss resulting from Sub-Adviser's willful misfeasance, bad faith or gross negligence on its part in the performance of its duties hereunder or from reckless disregard by it of its obligations and duties under this Agreement. The Sub-Adviser shall have responsibility for the accuracy and completeness (and liability for the lack thereof) of statements in the Fund's Disclosure Documents applicable to the Sub-Adviser.

          (b) The Sub-Adviser shall be liable to the Fund for any loss (which may include transaction costs, if applicable) incurred by the Fund as a result of a breach of the standard of care described in subparagraph (a) relating to any investment made by the Sub-Adviser in contravention of: (i) any investment policy, guideline or restriction set forth in the Registration Statement or as approved by the Board from time to time and provided to the Sub-Adviser; or (ii) applicable law, including but not limited to the 1940 Act and the Code (with respect to the Fund's failure to satisfy the diversification requirements of Subchapter M of the Code due to the Sub-Adviser's failure to comply with section 2(b) of this Agreement) (the investments described in this subsection (b) collectively are referred to as "Improper Investments").

          (c) The Sub-Adviser shall indemnify and hold harmless the Trust, each affiliated person of the Trust within the meaning of Section 2(a)(3) of the 1940 Act, and each person who controls the Trust within the meaning of
     Section 15 of the 1933 Act (any such person, an "Indemnified Party") against any and all losses, claims, damages, expenses or liabilities (including reasonable attorneys' fees) to which any such person may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon: (i) a breach by the Sub-Adviser of this Agreement or of the representations and warranties made by the Sub-Adviser herein; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Disclosure Document or the omission or alleged omission from a Disclosure Document of a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such material misstatement or omission related to information regarding the Sub-Adviser and its services under the Agreement, and provided further, that Sub-Adviser was offered the opportunity to review and provide comments on such Disclosure Document; or
     (iii) the Sub-Adviser's performance or non-performance of its duties hereunder resulting from a breach of its standard of care described in subparagraph (a) provided, however, that nothing herein shall be deemed to protect any Indemnified Party who is a Trustee or officer of the Trust against any liability to the Trust or to its shareholders to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Trust.

          (d) The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys' fees and other related expenses) ("Losses"), arising, from or in connection with this Agreement or the performance by the Sub-Adviser of its duties hereunder; provided however that the Adviser will not indemnify the Sub-Adviser for Losses resulting from the Sub-Adviser's willful misfeasance, bad faith or gross negligence in the performance of its duties or from the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement.

          (e) The services of the Sub-Adviser to the Adviser with respect to the Assets are not to be deemed to be exclusive, and the Sub-Adviser and its affiliates shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation, including other investment companies. Adviser acknowledges that Sub-Adviser or its affiliates may give advice and take actions in the performance of its duties to clients which differ from the advice, or the timing and nature of actions taken, with respect to other clients' accounts (including the Assets) or employee accounts which may invest in some of the same securities recommended to advisory clients. In addition, advice provided by the Sub-Adviser may differ from advice given by its affiliates.

     15. CONFIDENTIALITY.

          (a) Subject to the general supervision and oversight of the Adviser and the Board of trustees of the Trust (the "Board"), the Sub-Adviser will use no material, non- public information concerning portfolio companies that may be in its possession or the possession of any of its affiliates, nor will the Sub-Adviser seek to obtain any such information, in providing investment advice or investment management services to the Fund.

          (b) Each party agrees that it will treat confidentially all information provided by any other party (the "Discloser") regarding the Discloser's businesses and operations, including without limitation the investment activities or holdings of the Portfolio or the Fund, and any other non-public information provided by the Discloser, either verbally or in writing, in connection with discussions, in-person or otherwise, related to any aspect of the Discloser's business operations and personnel matters or which pertains to matters that a reasonable person would expect to be treated as proprietary or confidential ("Confidential Information"). All Confidential Information provided by the Discloser shall be used only by the other party hereto (the "Recipient") solely for the purposes of rendering services pursuant to this Agreement or for monitoring the investments made pursuant to this Agreement (the "Purpose"), and shall not be disclosed to any third party, without the prior consent of the Discloser, except as permitted herein. Recipient may disclose Confidential Information to a limited number of employees, affiliates, attorneys, accountants and other advisers of the Recipient (its "Representatives") on a need-to-know basis and solely for the Purpose, provided its Representatives are subject to this Agreement or have entered into a written nondisclosure agreement with Recipient with terms substantially similar to the provisions herein. Recipient shall take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information, to prevent Confidential Information from being disclosed to third persons.

          (c) Confidential Information shall not include an information that:
     (i) is public when provided or thereafter becomes public though no wrongful act of the Recipient; (ii) is demonstrably known to the Recipient prior to execution of the Agreement;(iii) is independently developed by the Recipient without the use of Confidential Information provided by Discloser through no wrongful act of the Recipient in the ordinary course of business outside of this Agreement; (iv) is generally employed by the industry at the time that the Recipient learns of such information or knowledge; or (v) has been rightfully and lawfully obtained by the Recipient from any third party.

          (d) Recipient may disclose Confidential Information if requested or required pursuant to a valid order or request by a court or regulatory body (including examinations by regulators, deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or similar process), provided Recipient makes reasonable efforts to obtain assurances that confidential treatment will be accorded to such Confidential Information. All Confidential Information disclosed as required by law shall nonetheless continue to be deemed Confidential Information by Recipient.

     16. DUTIES OF THE ADVISER.

          (a) The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement other than those delegated to the Sub-Adviser and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement.

          (b) The Adviser agrees that neither the Trust, the Adviser, nor affiliated persons of the Trust or the Adviser shall, except with the prior written permission of the Sub-Adviser, give any information or make any representations or statements in connection with the sale of shares of the Fund concerning the Sub-Adviser or the Fund other than the information or representations contained in the Registration Statement, Prospectus or Statement of Additional Information for the Trust shares, as they may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved in writing in advance by the Sub-Adviser.

          (c) Provision of Certain Information by the Adviser. The Adviser will promptly notify the Sub-Adviser: (1) in the event that the SEC has censured the Adviser or the Trust, placed limitations upon either of their activities, functions, or operations, suspended or revoked the Adviser's registration as an investment adviser, or has commenced proceedings or an investigation that would likely result in any of these actions and (2) upon having a reasonable basis for believing that the Fund with respect to the Assets has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code.

          (d) The Adviser and the Fund's service providers will have overall responsibility to ensure that the Fund's existing liens, charges and asset coverage are accounted for so that the Sub-Adviser is able to direct the deposit of margin or collateral to the extent necessary to meet the margin and collateral obligations of the Fund with respect to any investments made pursuant to the Prospectus.

     (e) Adviser acknowledges, represents and warrants that:

          (i) CFTC. In the event the Fund engages in trading certain derivative contracts subject to CFTC regulation, Adviser represents that, with respect to the Funds: (a) pursuant to Commodity Futures Trading Commission Rule 4.5 ("Rule 4.5"), neither Adviser nor any other party is required to be registered as a "commodity pool operator" under the Commodity Exchange Act;
               (b) a notice of eligibility claiming exclusion from registration has been filed in accordance with Rule 4.5; and (c) during the term of this Agreement, Adviser will ensure that all requirements necessary in order to claim an exclusion from registration under Rule 4.5 are satisfied. Adviser represents that it is exempt from registration as a commodity trading adviser or will notify Sub-Adviser if Adviser determines to register with respect to the Funds.

          (ii) The Trust is a "qualified institutional buyer" ("QIB") as defined in Rule 144A under the Securities Act of 1933, as amended, and the Adviser will promptly notify the Sub-Adviser if the Trust ceases to be a QIB.

     17. ENFORCEABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     18. LIMITATION OF LIABILITY. The parties to this Agreement acknowledge and agree that all litigation arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the affected Fund and that no Trustee, officer or holder of shares of beneficial interest of the Fund shall be personally liable for any of the foregoing liabilities. The Trust's Certificate of Trust, as amended from time to time, is on file in the Office of the Secretary of State of the Commonwealth of Massachusetts. Such Certificate of Trust and the Trust's Agreement and Declaration of Trust describe in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest.

     19. CHANGE IN THE ADVISER'S OWNERSHIP. The Sub-Adviser agrees that it shall notify the Trust of any anticipated or otherwise reasonably foreseeable change in the ownership of the Sub-Adviser within a reasonable time prior to such change being effected.

     20. JURISDICTION. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Maryland and the Sub-Adviser consents to the jurisdiction of courts, both state or federal, in Maryland, with respect to any dispute under this Agreement.

     21. PARAGRAPH HEADINGS. The headings of paragraphs contained in this Agreement are provided for convenience only, form no part of this Agreement and shall not affect its construction.

     22. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     23. NOTICES. All notices hereunder shall be given in writing (and shall be deemed to have been duly given) by delivery in person, by facsimile or by electronic means (with corresponding personal, facsimile or electronic receipt of such delivery), or by registered or certified mail (with return receipt requested), or by reputable overnight delivery service (with evidence of receipt to the parties) at the address of each set forth below (or at such other address, number or electronic address for a party as shall be specified by like notice.

If to the Sub-Adviser:

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, Maryland 21202
Attention: David Oestreicher, Chief Legal Counsel
Facsimile: 410.345.6575
Email: david_oestreicher@troweprice.com
Telephone: 410.345.2628

If to the Adviser:

Callan Associates Inc.
1660 Wynkoop Street, Suite 950
Denver, CO 80202
Attention: Michael T. Bell, Vice President, Trust Advisory Group
Facsimile: 303.832.8230
Email: bell@callan.com
Telephone: 303.226.6201

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

CALLAN ASSOCIATES INC.

By: /s/ Gregory C. Allen
------------------------
Name: Gregory C. Allen
Title: President & Director of Research


T. Rowe Price Associates, Inc.

By:/s/ Fran Pollack Matz
------------------------
Name: Fran Pollack Matz
Title: Vice President

                                   SCHEDULE A
                                     to the
                             SUB-ADVISORY AGREEMENT
                         dated JANUARY 7, 2014 between
                             CALLAN ASSOCIATES INC.
                                      and
                         T. Rowe Price Associates, Inc.

Each Fund will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the portion of the Fund (or "Assets" as defined in this Agreement) as may be allocated by the Adviser to the Sub-Adviser from time to time under the following fee schedule:


FUND                                                                  RATE
KP Large Cap Equity Fund - Active Large Cap                         [Redacted]%
Growth Sub-Strategy